SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2012

Date of Report (date of earliest event reported)

LEGEND OIL AND GAS LTD.

(Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1218 Third Avenue, Suite 505

Seattle, WA 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 910-2687

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 29, 2012, Legend Oil & Gas, Ltd. (the “Company”) held its annual meeting of stockholders. At the annual meeting, 57,249,602 shares of common stock and voting convertible preferred stock (the “Voting Securities”) were represented in person or by proxy, constituting 74.8% of the Company’s outstanding Voting Securities as of July 16, 2012, the record date for the annual meeting. The following proposals were submitted to the stockholders of the Company at the 2012 annual meeting:

(1)	The election of three directors (Marshall Diamond-Goldberg, James Vandeberg and John Busey) to serve as directors until resignation, termination or their respective successors have been duly elected and qualified.

(2)	The ratification of Peterson Sullivan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

(3)	The approval and adoption of the Company’s 2011 Incentive Stock Option Plan.

For more information about the foregoing proposals, contact the Company at the above listed address and telephone number. Holders of the Company’s Voting Securities are entitled to one vote per share. The number of votes cast for and against, and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal One – Election of Directors

Votes regarding the election of Marshall Diamond-Goldberg, James Vandeberg and John Busey as directors to serve on the Board of Directors until resignation, termination or their respective successors have been duly elected and qualified, were as follows:

Nominees for Director	Votes For	Withheld
Marshall Diamond-Goldberg	38,410,891	488,876
James Vandeberg	38,375,061	524,706
John Busey	38,425,200	474,567

Proposal Two – Ratification of the Independent Registered Public Accounting Firm

Votes to ratify Peterson Sullivan, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 were as follows:

For	Against	Abstain
54,877,320	443,903	218,379

Proposal Three – Adopt and Approve the 2011 Incentive Stock Option Plan

For	Against	Abstain
37,611,736	1,040,217	247,814

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2012

LEGEND OIL & GAS, LTD.

/s/ James Vandeberg
By: James Vandeberg
Its: Vice President and Secretary